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                               VTEL Corporation
                             List of Subsidiaries
                                 Exhibit 21.1



Subsidiary                              Location of Incorporation
Compression Labs, Incorporated                  Delaware
VTEL-ICS, Incorporated                          Delaware
VTEL Australia Ltd. Pty.                        Australia
CLI Belgium                                     Belgium
CLI Europe Ltd.                                 United Kingdom
VTEL Europe Ltd.                                United Kingdom
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